CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc. (previously known as Amedica Corporation)

Salt Lake City, Utah

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-207289, 333-205545, and 333-214804) and Form S-8 (No. 333-194977) of SINTX Technologies, Inc. (the Company) of our report dated March 8, 2019, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of SINTX Technologies, Inc. for the year ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Tanner LLC

Tanner LLC
March 8, 2019